UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2023, Dolphin Entertainment, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in an underwritten public offering (the “Offering”) an aggregate of 1,400,000 shares (the “Shares”) of common stock, $0.015 par value per share, of the Company (the “Common Stock”). Each share of Common Stock is being offered and sold to the public for a public offering price of $1.65 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 45 days, to purchase an additional 210,000 shares of common stock.

The Company intends to use the net proceeds for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to acquire or invest in complementary businesses. The Company received gross proceeds of approximately $2,310,000 before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering closed on November 2, 2023.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Offering was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying prospectus (Registration No. 333-273431) filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2023 and declared effective by the SEC on August 3, 2023, as supplemented by the preliminary prospectus supplement filed with the SEC on October 30, 2023 and the final prospectus supplement filed with the SEC on November 1, 2023.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated by reference. A copy of the legal opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares being sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC, including the prospectus supplements.

Item 8.01 Other Events

On October 30, 2023, the Company issued a press release announcing that it had commenced the Offering and on October 31, 2023, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibit 99.1 and 99.2 hereto, respectfully, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated October 31, 2023
5.1	Opinion of K&L Gates LL
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press release dated October 30, 2023 relating to the Offering
99.1	Press release dated October 31, 2023 relating to the Offering
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: November 2, 2023	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer